Exhibit 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13a—14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, David Taylor, Interim Chief Financial Officer of Eddie Bauer Holdings, Inc. (“Eddie Bauer”), certify that:
1.	I have reviewed this Amendment No. 2 to the annual report on Form 10-K of Eddie Bauer; and

2.	Based on my knowledge, this Amendment No. 2 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 11, 2007

/s/ David Taylor
David Taylor
Interim Chief Financial Officer